EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2026 First Quarter Financial Results

Record Quarterly Net Operating Revenues of $724.4 million, up 47%
Record Quarterly Net Income of $139.0 million, Quarterly ROE of 22.5%
Quarterly Diluted EPS of $2.50 per share
Announces a Three-for-Two Stock Split

New York, NY – February 4, 2026 – StoneX Group Inc. (the “Company”; NASDAQ: SNEX), a leading financial services franchise connecting clients to global markets, today announced its financial results for the fiscal 2026 first quarter ended December 31, 2025.
Philip Smith, the Company’s Chief Executive Officer, stated, “We are very pleased to announce our results for the first fiscal quarter of the year, a quarter which marked another record, in terms of both net operating revenues and net income for StoneX. This record quarter was driven by strong performances in both our Commercial and Institutional segments, in particular our Global Metals and Securities businesses, as well as our first full quarter with the acquired RJO and Benchmark businesses.

Our sole strategic objective continues to be building out a unique ecosystem, offering extensive depth and breadth of products and geographical reach to our global client base. Our ecosystem has allowed us to benefit from increased client demand and activity when markets are active, as we have seen in our first fiscal quarter of 2026. We believe our unwavering commitment to delivering exceptional client coverage and service will hold us in good stead, both today and in the future.” Mr. Smith added.

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (the “SEC”). Upon filing, the Quarterly Report on Form 10-Q will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended December 31,
(Unaudited) (in millions, except share and per share amounts)	2025	2024	% Change
Revenues:
Sales of physical commodities	$37,689.1	$27,051.1	39%
Principal gains, net	378.5	308.9	23%
Commission and clearing fees	305.0	149.3	104%
Consulting, management, and account fees	76.1	47.8	59%
Interest income	581.2	378.2	54%
Total revenues	39,029.9	27,935.3	40%
Cost of sales of physical commodities	37,591.7	26,991.0	39%
Operating revenues	1,438.2	944.3	52%
Transaction-based clearing expenses	132.6	86.5	53%
Introducing broker commissions	93.2	44.3	110%
Interest expense	461.7	306.2	51%
Interest expense on corporate funding	26.3	15.2	73%
Net operating revenues	724.4	492.1	47%
Variable compensation and benefits	215.9	133.3	62%
Net contribution	508.5	358.8	42%
Fixed compensation and benefits	140.0	119.2	17%
Trading systems and market information	25.0	20.0	25%
Professional fees	32.8	19.0	73%
Non-trading technology and support	26.6	19.7	35%
Occupancy and equipment rental	16.1	13.0	24%
Selling and marketing	14.1	12.0	18%
Travel and business development	11.8	8.4	40%
Communications	3.7	2.1	76%
Depreciation and amortization	25.0	15.7	59%
Bad debts, net of recoveries	1.2	1.8	(33)%
Other	26.9	16.7	61%
Total fixed compensation and other expenses	323.2	247.6	31%
Other (losses) gains, net	(0.4)	5.7	n/m
Income before tax	184.9	116.9	58%
Income tax expense	45.9	31.8	44%
Net income	$139.0	$85.1	63%
Earnings per share:(1)
Basic	$2.66	$1.77	50%
Diluted	$2.50	$1.69	48%
Weighted-average number of common shares outstanding:(1)
Basic	50,569,386	46,464,063	9%
Diluted	53,654,586	48,667,158	10%

Return on equity (“ROE”)(2)	22.5%	19.5%
ROE on tangible book value(2)	32.4%	20.5%
n/m = not meaningful to present as a percentage

(1)	On March 21, 2025, the Company effected a three-for-two stock dividend to stockholders of record as of March 11, 2025. The stock split increased the number of shares of common stock outstanding. All share and per share amounts have been retroactively adjusted for the stock split.
(2)	The Company calculates ROE on stated book value based on net income divided by the average stockholders’ equity, calculated based on average monthly total stockholders’ equity amounts. For the calculation of ROE on tangible book value, the amount of goodwill and intangibles, net is excluded from stockholders’ equity.

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended December 31,
(in millions)	2025	2024	% Change
Segment operating revenues represented by:
Commercial	$427.4	$234.8	82%
Institutional	866.0	539.6	60%
Self-Directed/Retail	94.4	121.6	(22)%
Payments	57.0	58.1	(2)%
Corporate	12.1	11.1	9%
Eliminations	(18.7)	(20.9)	(11)%
Operating revenues	$1,438.2	$944.3	52%

The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended December 31,
(in millions)	2025	2024	% Change
Segment income represented by:
Commercial	$179.1	$104.1	72%
Institutional	139.3	78.1	78%
Self-Directed/Retail	18.3	55.0	(67)%
Payments	33.9	34.1	(1)%
Total segment income	$370.6	$271.3	37%
Reconciliation of segment income to income before tax:
Segment income	$370.6	$271.3	37%
Net operating loss within Corporate (1)	(31.4)	(21.1)	49%
Overhead costs, net of shared services	(154.3)	(133.3)	16%
Income before tax	$184.9	$116.9	58%

(1)	Includes interest expense on corporate funding.

Key Operating Metrics
The tables below present operating revenues disaggregated across the key products we provide to our clients and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

	Three Months Ended December 31,
	2025	2024	% Change
Operating Revenues (in millions):
Listed derivatives	$269.1	$111.8	141%
Over-the-counter (“OTC”) derivatives	63.1	36.6	72%
Securities	575.9	401.8	43%
FX/Contracts for difference (“CFD”) contracts	68.7	98.6	(30)%
Payments	54.6	56.8	(4)%
Physical contracts	156.7	92.6	69%
Interest/fees earned on client balances	173.7	107.6	61%
Other (1)	83.0	48.3	72%
Corporate	12.1	11.1	9%
Eliminations	(18.7)	(20.9)	(11)%
	$1,438.2	$944.3	52%
Volumes and Other Select Data:
Listed derivatives (contracts, 000’s)(2)	84,120	53,180	58%
Listed derivatives, average rate per contract (“RPC”)(3)	$2.84	$2.03	40%
Average client equity - listed derivatives (millions)(2)	$13,244	$6,620	100%
OTC derivatives (contracts, 000’s)	1,007	859	17%
OTC derivatives, average RPC	$63.55	$42.84	48%
Securities average daily volume (“ADV”) (millions)	$10,615	$8,733	22%
Securities rate per million (“RPM”)(4)	$320	$237	35%
Average money market/FDIC sweep client balances (millions)	$1,259	$1,197	5%
FX/CFD contracts ADV (millions)	$11,253	$11,685	(4)%
FX/CFD contracts RPM	$93	$133	(30)%
Payments ADV (millions)	$93	$84	11%
Payments RPM	$9,377	$10,414	(10)%

Adjusted EBITDA (in millions)(5)	$250.9	$153.4	64%

(1)	Other operating revenue primarily includes consulting, management and account fees related to prime services, investment banking and advisory services, as well as interest income associated with securities lending activities.
(2)	The acquisition of RJO, effective July 31, 2025, contributed 30.9 million listed derivative contracts and $5.8 billion in average client equity for the three months ended December 31, 2025.
(3)	Give-up fee revenues, related to contract execution for clients of other FCMs, as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(4)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM while interest income related to securities lending is excluded.
(5)	Adjusted EBITDA is a non-GAAP measure. See Appendix - Non-GAAP Financial Information for further information.
Interest expense

	Three Months Ended December 31,
(in millions)	2025	2024	% Change
Interest expense attributable to:
Trading activities:
Institutional dealer in fixed income securities	$353.7	$223.6	58%
Securities borrowing	27.9	22.0	27%
Client balances on deposit	61.2	33.8	81%
Short-term financing facilities of subsidiaries and other direct interest of operating segments	18.9	26.8	(29)%
	461.7	306.2	51%
Corporate funding	26.3	15.2	73%
Total interest expense	$488.0	$321.4	52%
The increase in interest expense attributable to fixed income securities and securities borrowing was principally due to the growth in the size of the security repo and securities lending businesses. The business activities of RJO added an incremental $26.7 million of interest expense, with $24.3 million attributable to client balances.

The increase in interest expense attributable to corporate funding was principally due to the issuance of $625 million in aggregate principal amount of the Notes due 2032, which closed on July 8, 2025.
The table below presents a disaggregation of consolidated net operating revenues used by management in evaluating our performance, for the periods indicated:

	Three Months Ended December 31,
	2025	2024	% Change
Net Operating Revenues (in millions):
Listed derivatives	$118.3	$49.9	137%
OTC derivatives	63.1	36.6	72%
Securities	157.5	101.8	55%
FX/CFD contracts	59.5	90.3	(34)%
Payments	51.6	54.2	(5)%
Physical contracts	135.4	77.1	76%
Interest, net / fees earned on client balances	115.5	77.4	49%
Other (1)	54.9	25.9	112%
Corporate	(31.4)	(21.1)	49%
	$724.4	$492.1	47%

(1)	Other net operating revenues primarily includes consulting, management and account fees related to prime services, investment banking and advisory services, as well as interest income, net of interest expense associated with securities lending activities.
Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended December 31,
(in millions)	2025	% of Total	2024	% of Total
Variable compensation and benefits	$215.9	28%	$133.3	26%
Transaction-based clearing expenses	132.6	18%	86.5	17%
Introducing broker commissions	93.2	12%	44.3	9%
Total variable expenses	441.7	58%	264.1	52%
Fixed compensation and benefits	140.0	18%	119.2	23%
Other fixed expenses	182.0	24%	126.6	25%
Bad debts, net of recoveries	1.2	—%	1.8	—%
Total non-variable expenses	323.2	42%	247.6	48%
Total non-interest expenses	$764.9	100%	$511.7	100%
Other (Losses) Gains, net
The results of the three months ended December 31, 2025 include an equity investment loss of $0.4 million. The results of the three months ended December 31, 2024 included nonrecurring gains of $5.7 million resulting from proceeds received from class action settlements.

Segment Results
Our business activities are managed through four operating segments, including Commercial, Institutional, Self-Directed/Retail and Payments.
The tables below present the financial performance, a disaggregation of operating revenues, select operating data and metrics, and a disaggregation of net operating revenue used by management in evaluating the performance of our segments, for the periods indicated.
During the three month period ended September 30, 2025, our acquisition of RJO triggered a reassessment of the financial information reviewed by management. We determined the acquired business activities of RJO were similar to our existing businesses, and the reassessment confirmed the current composition of the Company’s operating segments, except for one change resulting in the combination of all physical trading capabilities in precious metals being reported within the Commercial segment. Previously, the Self-Directed/Retail segment contained a portion of our precious metals activities. All segment information has been revised to reflect all precious metals business within the Commercial segment retroactive to October 1, 2024.
Additional information on the performance of our segments will be included in our Quarterly Report on Form 10-Q to be filed with the SEC.

Commercial

	Three Months Ended December 31,
(in millions)	2025	2024	% Change
Revenues:
Sales of physical commodities	$37,689.1	$27,051.1	39%
Principal gains, net	129.5	65.5	98%
Commission and clearing fees	111.9	48.7	130%
Consulting, management and account fees	8.6	7.2	19%
Interest income	79.9	53.3	50%
Total revenues	38,019.0	27,225.8	40%
Cost of sales of physical commodities	37,591.6	26,991.0	39%
Operating revenues	427.4	234.8	82%
Transaction-based clearing expenses	30.3	17.6	72%
Introducing broker commissions	49.9	11.3	342%
Interest expense	30.9	14.4	115%
Net operating revenues	316.3	191.5	65%
Variable compensation and benefits	81.1	43.7	86%
Net contribution	235.2	147.8	59%
Fixed compensation and benefits	22.5	17.1	32%
Other fixed expenses	32.6	25.4	28%
Bad debts, net of recoveries	1.0	1.2	(17)%
Non-variable direct expenses	56.1	43.7	28%
Segment income	179.1	104.1	72%
Allocation of overhead costs	11.6	9.7	20%
Segment income, less allocation of overhead costs	$167.5	$94.4	77%

	Three Months Ended December 31,
	2025	2024	% Change
Operating Revenues (in millions):
Listed derivatives	$133.9	$62.2	115%
OTC derivatives	63.1	36.6	72%
Physical contracts	156.7	92.6	69%
Interest/fees earned on client balances	64.6	36.6	77%
Other	9.1	6.8	34%
	$427.4	$234.8	82%

Volumes and Other Select Data:
Listed derivatives (contracts, 000’s)(1)	18,781	10,608	77%
Listed derivatives, average RPC(2)	$6.87	$5.67	21%
Average client equity - listed derivatives (millions)(1)	$4,018	$1,727	133%
OTC derivatives (contracts, 000’s)	1,007	859	17%
OTC derivatives, average RPC	$63.55	$42.84	48%

(1)	The acquisition of RJO, effective July 31, 2025, contributed 5.8 million listed derivative contracts and $2.2 billion in average client equity for the three months ended December 31, 2025.
(2)	Give-up fee revenues, related to contract execution for clients of other FCMs, as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average RPC.

	Three Months Ended December 31,
	2025	2024	% Change
Net Operating Revenues (in millions):
Listed derivatives	$58.2	$37.3	56%
OTC derivatives	63.1	36.6	72%
Physical contracts	135.4	77.1	76%
Interest/fees earned on client balances	50.6	33.8	50%
Other	9.0	6.7	34%
	$316.3	$191.5	65%

Institutional

	Three Months Ended December 31,
(in millions)	2025	2024	% Change
Revenues:
Sales of physical commodities	$—	$—	—%
Principal gains, net	139.6	108.6	29%
Commission and clearing fees	177.4	85.7	107%
Consulting, management and account fees	47.7	20.3	135%
Interest income	501.3	325.0	54%
Total revenues	866.0	539.6	60%
Cost of sales of physical commodities	—	—	—%
Operating revenues	866.0	539.6	60%
Transaction-based clearing expenses	95.3	63.0	51%
Introducing broker commissions	14.7	8.1	81%
Interest expense	431.8	294.5	47%
Net operating revenues	324.2	174.0	86%
Variable compensation and benefits	107.3	56.2	91%
Net contribution	216.9	117.8	84%
Fixed compensation and benefits	26.4	18.6	42%
Other fixed expenses	51.1	22.4	128%
Bad debts, net of recoveries	0.1	—	n/m
Non-variable direct expenses	77.6	41.0	89%
Other gain	—	1.3	(100)%
Segment income	139.3	78.1	78%
Allocation of overhead costs	14.4	14.8	(3)%
Segment income, less allocation of overhead costs	$124.9	$63.3	97%

	Three Months Ended December 31,
	2025	2024	% Change
Operating Revenues (in millions):
Listed derivatives	$135.2	$49.6	173%
Securities	544.4	373.5	46%
FX contracts	6.9	9.6	(28)%
Interest/fees earned on client balances	108.6	70.3	54%
Other	70.9	36.6	94%
	$866.0	$539.6	60%

Volumes and Other Select Data:
Listed derivatives (contracts, 000’s)(1)	65,339	42,572	53%
Listed derivatives, average RPC(2)	$1.68	$1.12	50%
Average client equity - listed derivatives (millions)(1)	$9,225	$4,893	89%
Securities ADV (millions)	$10,615	$8,733	22%
Securities RPM(3)	$320	$237	35%
Average money market/FDIC sweep client balances (millions)	$1,259	$1,197	5%
FX contracts ADV (millions)	$2,626	$4,082	(36)%
FX contracts RPM	$40	$36	11%

(1)	The acquisition of RJO, effective July 31, 2025, contributed 25.1 million listed derivative contracts and $3.6 billion in average client equity for the three months ended December 31, 2025.
(2)	Give-up fees, related to contract execution for clients of other FCMs, are excluded from the calculation of listed derivatives, average RPC.
(3)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM, while interest income related to securities lending is excluded.

	Three Months Ended December 31,
	2025	2024	% Change
Net Operating Revenues (in millions):
Listed derivatives	$60.1	$12.6	377%
Securities	150.5	95.6	57%
FX contracts	6.3	8.5	(26)%
Interest/fees earned on client balances	64.4	42.9	50%
Other	42.9	14.4	198%
	$324.2	$174.0	86%

Self-Directed/Retail

	Three Months Ended December 31,
(in millions)	2025	2024	% Change
Revenues:
Sales of physical commodities	$—	$—	—%
Principal gains, net	55.4	81.2	(32)%
Commission and clearing fees	14.2	13.5	5%
Consulting, management and account fees	17.3	18.6	(7)%
Interest income	7.5	8.3	(10)%
Total revenues	94.4	121.6	(22)%
Cost of sales of physical commodities	—	—	—%
Operating revenues	94.4	121.6	(22)%
Transaction-based clearing expenses	3.6	3.4	6%
Introducing broker commissions	27.4	24.0	14%
Interest expense	2.1	1.9	11%
Net operating revenues	61.3	92.3	(34)%
Variable compensation and benefits	5.1	2.8	82%
Net contribution	56.2	89.5	(37)%
Fixed compensation and benefits	7.3	9.3	(22)%
Other fixed expenses	30.5	29.1	5%
Bad debts, net of recoveries	0.1	0.5	(80)%
Non-variable direct expenses	37.9	38.9	(3)%
Other gain	—	4.4	(100)%
Segment income	18.3	55.0	(67)%
Allocation of overhead costs	14.8	12.6	17%
Segment income, less allocation of overhead costs	$3.5	$42.4	(92)%

	Three Months Ended December 31,
	2025	2024	% Change
Operating Revenues (in millions):
Securities	$31.5	$28.3	11%
FX/CFD contracts	61.8	89.0	(31)%
Interest/fees earned on client balances	0.5	0.7	(29)%
Other	0.6	3.6	(83)%
	$94.4	$121.6	(22)%

Volumes and Other Select Data:
FX/CFD contracts ADV (millions)	$8,627	$7,603	13%
FX/CFD contracts RPM	$110	$185	(41)%

	Three Months Ended December 31,
	2025	2024	% Change
Net Operating Revenues (in millions):
Securities	$7.0	$6.2	13%
FX/CFD contracts	53.2	81.8	(35)%
Interest/fees earned on client balances	0.5	0.7	(29)%
Other	0.6	3.6	(83)%
	$61.3	$92.3	(34)%

Payments

	Three Months Ended December 31,
(in millions)	2025	2024	% Change
Revenues:
Sales of physical commodities	$—	$—	—%
Principal gains, net	53.8	54.4	(1)%
Commission and clearing fees	2.3	1.8	28%
Consulting, management, account fees	0.6	1.3	(54)%
Interest income	0.3	0.6	(50)%
Total revenues	57.0	58.1	(2)%
Cost of sales of physical commodities	—	—	—%
Operating revenues	57.0	58.1	(2)%
Transaction-based clearing expenses	2.0	1.8	11%
Introducing broker commissions	1.0	0.9	11%
Interest expense	—	—	—%
Net operating revenues	54.0	55.4	(3)%
Variable compensation and benefits	8.6	9.1	(5)%
Net contribution	45.4	46.3	(2)%
Fixed compensation and benefits	4.9	6.6	(26)%
Other fixed expenses	6.2	5.5	13%
Bad debts, net of recoveries	—	0.1	(100)%
Total non-variable direct expenses	11.1	12.2	(9)%
Other loss	(0.4)	—	n/m
Segment income	33.9	34.1	(1)%
Allocation of overhead costs	4.0	5.6	(29)%
Segment income, less allocation of overhead costs	$29.9	$28.5	5%

	Three Months Ended December 31,
	2025	2024	% Change
Operating Revenues (in millions):
Payments	$54.6	$56.8	(4)%
Other	2.4	1.3	85%
	$57.0	$58.1	(2)%

Volumes and Other Select Data:
Payments ADV (millions)	$93	$84	11%
Payments RPM	$9,377	$10,414	(10)%

	Three Months Ended December 31,
	2025	2024	% Change
Net Operating Revenues (in millions):
Payments	$51.6	$54.2	(5)%
Other	2.4	1.2	100%
	$54.0	$55.4	(3)%

Overhead Costs
We incur overhead costs, including certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities. The following table provides information regarding overhead costs and expenses. The allocation of overhead costs to operating segments includes costs associated with compliance, technology, and credit and risk costs. The share of allocated costs is based on resources consumed by the relevant businesses. In addition, the allocation of human resources and occupancy costs is principally based on employee costs within the relevant businesses.

	Three Months Ended December 31,
(in millions)	2025	2024	% Change
Compensation and benefits:
Variable compensation and benefits	$13.8	$21.5	(36)%
Fixed compensation and benefits	78.9	67.6	17%
	92.7	89.1	4%
Other expenses:
Occupancy and equipment rental	13.6	12.1	12%
Non-trading technology and support	22.7	15.8	44%
Professional fees	12.9	8.9	45%
Depreciation and amortization	9.8	6.6	48%
Communications	2.6	1.5	73%
Selling and marketing	3.6	0.9	300%
Trading systems and market information	5.7	4.2	36%
Travel and business development	4.5	2.8	61%
Other	8.3	6.8	22%
	83.7	59.6	40%
Overhead costs, before shared services	176.4	148.7	19%
Shared services	(22.1)	(15.4)	44%
Overhead costs, net of shared services	154.3	133.3	16%
Allocation of overhead costs	(44.8)	(42.7)	5%
Overhead costs, net of shared services, net of allocation to operating segments	$109.5	$90.6	21%

Balance Sheet Summary
The following table below provides a summary of asset, liability and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	December 31, 2025	September 30, 2025
Summary asset information:
Cash and cash equivalents	$1,592.7	$1,605.8
Cash, securities and other assets segregated under federal and other regulations	$5,730.0	$5,271.0
Securities purchased under agreements to resell	$13,414.5	$10,325.4
Securities borrowed	$2,381.8	$2,743.1
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$10,244.9	$12,890.7
Receivables from clients, net and notes receivable, net	$1,013.7	$1,333.9
Financial instruments owned, at fair value	$10,265.7	$8,604.4
Physical commodities inventory, net	$1,373.9	$917.5
Property and equipment, net	$165.1	$166.6
Operating right of use assets	$159.2	$161.9
Goodwill and intangible assets, net	$755.0	$736.2
Other	$687.9	$511.5

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$939.1	$888.8
Operating lease liabilities	$208.9	$211.7
Payables to clients	$19,118.8	$19,864.1
Payables to broker-dealers, clearing organizations and counterparties	$969.0	$963.4
Payables to lenders under loans	$488.8	$782.0
Senior secured borrowings, net	$1,159.6	$1,159.0
Securities sold under agreements to repurchase	$16,000.9	$13,551.0
Securities loaned	$2,212.3	$2,550.8
Financial instruments sold, not yet purchased, at fair value	$4,164.8	$2,919.8
Stockholders’ equity	$2,522.2	$2,377.4

Common stock outstanding - shares	52,356,371	52,186,635
Net asset value per share	$48.17	$45.56
Three-for-Two Stock Split
On February 3, 2026, the Company’s Board of Directors approved a three-for-two split of its common stock to make stock ownership more accessible to employees and investors. The stock split will be effected as a stock dividend entitling each stockholder of record to receive one additional share of common stock for every two shares owned. Additional shares issued as a result of the stock dividend will be distributed after close of trading on March 20, 2026, to stockholders of record at the close of business on March 10, 2026. Cash will be distributed in lieu of fractional shares based on the opening price of a share of common stock on March 11, 2026. Trading is expected to begin on a stock split-adjusted basis at market open on March 23, 2026. All share and per share amounts contained herein have not been retroactively adjusted for this subsequent stock split.

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Thursday, February 5, 2026 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://registerconf.media-server.com/register/BIa4fa524158ce4a3198001aed2c658b87 approximately ten minutes prior to the start time. Participants may preregister for the conference call here.
For those who cannot access the live broadcast, a replay of the call will be available at https://www.stonex.com.
About StoneX Group Inc.
StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its more than 5,400 employees serve more than 80,000 commercial, institutional, and payments clients, and more than 400,000 retail accounts, from more than 80 offices spread across six continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s financial condition, results of operations, business strategy, financial needs of the Company, impact of the R.J. O’Brien transaction. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the control of the Company, including statements about the benefits of our acquisition of RJO, including expected synergies and future financial and operating results, the plans, objectives, expectations and intentions of StoneX with respect to the acquisition, adverse changes in economic, political and market conditions, including losses from our market-making and trading activities arising from counterparty failures, global trade policies and tariffs, the loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, uncertainty concerning fiscal or monetary policies established by central banks and financial regulators, the possibility of liabilities arising from violations of foreign, United States (“U.S.”) federal and U.S. state securities laws, the impact of changes in technology in the securities and commodities trading industries, and other risks discussed in our filings with the SEC, including Part I, Item 1A of our Annual Report on Form 10-K for the year ended September 30, 2025. Although we believe that our forward-looking statements are based upon reasonable assumptions regarding our business and future market conditions, there can be no assurances that our actual results will not differ materially from any results expressed or implied by our forward-looking statements.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Appendix - Non-GAAP Financial Information
The following table reconciles net income to EBITDA(1) and Adjusted EBITDA(1).

	Three Months Ended December 31,
	2025	2024	% Change
(in millions)
Net income	$139.0	$85.1	63%
Interest expense	488.0	321.4	52%
Depreciation and amortization	25.0	15.7	59%
Income tax expense	45.9	31.8	44%
EBITDA	697.9	454.0	54%
Amortization of share-based compensation	14.3	11.3	27%
Interest expense attributable to trading activities	(461.7)	(306.2)	51%
Other losses (gains), net	0.4	(5.7)	n/m
Adjusted EBITDA	$250.9	$153.4	64%
(1)EBITDA and Adjusted EBITDA are non-GAAP measures.
EBITDA, a non-GAAP measure used to measure operating performance, is defined as net income plus interest expense, depreciation and amortization, and income tax expense. Adjusted EBITDA represents EBITDA plus amortization of share-based compensation and less interest expenses attributable to trading activities, including the credit facilities of our subsidiaries, gain on acquisitions, acquisition-related expenses, and gain on class action settlements.
Each of the EBITDA-based measures described above is not a presentation made in accordance with GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP as a measure of operating performance or to cash flows as a measure of liquidity. Additionally, each such measure is not intended to be a measure of free cash flows available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these EBITDA-based measures may not be comparable to other similarly titled measures of other companies.
The Company believes EBITDA is helpful in highlighting the business’s trends because EBITDA excludes the results of decisions that are outside the control of management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, EBITDA provides more comparability between the historical operating results that reflect purchase accounting and the new capital structure.

StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G